UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2023

Date of Report (Date of earliest event reported):

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

111 Academy, Suite 100

Irvine, California 92617

(Address of principal executive offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 16, 2023, Netlist, Inc. (the “Company”), held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) in Irvine, California. At the Annual Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below.

1.	Election of one Director.

The Company’s stockholders voted on the election of one director nominee to the Board of Directors, to serve until the next annual meeting or until his successor is duly elected or appointed and qualified.

Directors	For	Withheld	Broker Non-Votes
Chun K. Hong	49,950,409	3,030,859	82,009,031

Based on the votes set forth above, Mr. Chun K. Hong was duly elected to serve until the Company’s 2024 Annual Meeting of stockholders or until his successor is duly elected or appointed and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders voted on the ratification of the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

For	Against	Abstain	Broker Non-Votes
131,284,379	1,569,139	2,136,781	—

Based on the votes set forth above, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 30, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: August 18, 2023	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Executive Vice President and Chief Financial Officer

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